THE NEPTUNE GROUP, INC.
                                1266 MAIN STREET
                               STAMFORD, CT 06902
                       (203) 356-9282 Fax: (203) 348-0506



                                                                  July 10, 1997


Mr. David Horowitz, Chairman
Intelligent Decision Systems, Inc.
88 Danbury Road
Wilton, CT 06897

Dear David:

         Reference is made to the Agreement of Sale dated June 27, 1996 (the "Sale Agreement") between Intelligent Decision Systems, Inc. ("IDSI"), The Neptune Group, Inc. ("Neptune"), Stephen M. Chaleff and Fred Wiener (collectively the "Stockholders"). As a result of various discussions regarding IDSI's failure to pay certain amounts due and owing pursuant to the Sale Agreement and certain disputes which have arisen over certain other sums claimed by Neptune to be due and owing, we have agreed, in settlement thereof, to the following:

         1. Discharge of Outstanding Obligations. For and in consideration of the execution, delivery and performance by IDSI of this Agreement, Neptune and the Stockholders hereby release and forever discharge IDSI from any obligation or liability with respect to the outstanding amounts (approximately $140,000) heretofore claimed by Neptune to be due and owing to Neptune under the Sale Agreement. All other obligations, liabilities and representations set forth in the Sale Agreement shall remain in full force and effect. In consideration of the foregoing, IDSI hereby releases, forever discharges and agrees to hold Neptune and its Stockholders harmless from any obligation or liability to make any payments or assume any liability under or in connection with that certain dispute involving DVI Financial Services, Inc. as lender and American Mobile Imaging as lessee, including any obligations or liabilities to IDSI (including with respect to the escrow of warrant shares) under that certain letter agreement dated June 27, 1996 between IDSI and Neptune regarding said dispute.

         2. Warrant Amendment. The Warrant to purchase 300,000 shares of Common Stock of IDSI issued on or about December 27, 1995 by IDSI to Neptune's wholly-owned subsidiary (then known as Neptune Technology Leasing Corp.) shall be amended to reduce the exercise price thereunder from $2.50 to $1.00 per share pursuant to an Amendment in the form of Exhibit A hereto which shall be issued by IDSI simultaneously herewith. As so modified, said Warrant shall continue in full force and effect.

         3. Continuance of Sale Agreement. Except as herein modified, the Sale Agreement shall remain in full force and effect in accordance with its terms.

         4. Miscellaneous.

          (a) Any notice, request, instruction or other document to be given hereunder shall be in writing, and except as otherwise provided for herein, shall be delivered personally, or sent by registered or certified mail to the parties at their respective addresses set forth on the first page hereof or to such other address as either of the parties hereto may hereinafter designate in writing to the other party hereto.

: (b) After the date hereof, each of the parties hereto, at the reasonable request of the other, will take such action and execute and deliver such further documents and instruments as may be necessary to assure complete and full and effective consummation of the transactions contemplated hereunder.

         (c) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as set forth above, nothing in this Agreement expressed or implied is intended to confer upon any persons, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason thereof.

         (d) This Agreement cannot be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom the enforcement of any waiver, change, discharge or termination is sought. This Agreement contains the entire understanding between the parties with respect to the transactions covered hereby.

         (e) In the event that any one or more provisions of this Agreement shall be deemed to be illegal or unenforceable, such illegality or unenforceability shall not affect the validity and enforceability of the remaining legal and enforceable provisions hereof, which shall be construed as if such illegal or unenforceable provision or provisions had not been inserted.

         (f) This Agreement will be construed and governed in accordance with the laws of the State of Connecticut, without giving effect to the conflict of laws provisions thereof.

         (g) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (h) Each of the parties hereto represents and warrants that this Agreement has been duly authorized by all requisite corporate and other action including, in the case of IDSI, approval of the Board of Directors of IDSI with authorization for David Horowitz to execute this Agreement on its behalf.

         Please acknowledge and confirm your agreement with, and acceptance of, this Agreement by executing same below whereupon it shall become the binding agreement of the parties hereto.


                                            Very truly yours,

                                            THE NEPTUNE GROUP, INC.


                                            By  /s/  Stephen M. Chaleff
                                               ---------------------------

                                            Title  President
                                                  ------------------------


                                            THE STOCKHOLDERS:

                                             /s/ Stephen M. Chaleff
                                            --------------------------
                                            Stephen M. Chaleff

                                             /s/  Fred Wiener
                                            --------------------------
                                            Fred Wiener


ACCEPTED AND AGREED TO:

INTELLIGENT DECISION SYSTEMS, INC.


By   /s/  David Horowitz
  ------------------------------------
Title     Chairman
      --------------------------------
Date      7/11/97
     ---------------------------------

                                    Exhibit A

                           AMENDMENT TO WARRANT NO. 3





Reference is made to that certain Warrant No. 003 to purchase 300,000 shares of common stock of Intelligent Decision Systems, Inc. (formerly Digital Sciences, Inc.) issued to NTLC Asset Corp. (formerly Neptune Technology Leasing Corp.) on December 27, 1995.

Intelligent Decision Systems, Inc., hereby amends the foregoing Warrant as follows: The purchase price in said Warrant is hereby changed from "$2.50 per share" to "$1.00 per share". All other terms and conditions remain in full force and effect.

The undersigned represents and warrants that this Warrant Amendment has been duly authorized by all requisite corporate and other action including approval of the Board of Directors of Intelligent Decision Systems, Inc. for David Horowitz to execute this revision on its behalf.


                                             Intelligent Decision Systems, Inc.


Attest:
                                             By_____________________________
_________________________                      David Horowitz, Chairman

                                             Date___________________________